For Immediate Release
Mediacom Communications Reports Results
for Fourth Quarter and Full Year 2006
Middletown, NY – February 23, 2007 — MEDIACOM COMMUNICATIONS CORPORATION (Nasdaq: MCCC) today reported financial results for the three months and year ended December 31, 2006. The Company will hold a teleconference to discuss its financial results today at 10:30 a.m. Eastern Time. A live broadcast of the Company’s teleconference can be accessed through the Company web site at www.mediacomcc.com.
Fourth Quarter 2006 Financial Highlights
•	Revenues of $313.1 million, an increase of 11.7% over Q4 2005

•	Adjusted operating income before depreciation and amortization (“Adjusted OIBDA”) of $111.0 million, an increase of 9.7% compared to Q4 2005[1]

•	Operating income of $55.1 million, an increase of 29.0% over Q4 2005

•	Net loss of $3.6 million, versus net loss in Q4 2005 of $212.7 million, reflecting a $197.4 million non-cash tax charge in the year-ago period

•	Capital expenditures of $53.6 million

•	Total average monthly revenue per basic subscriber of $75.24, an increase of 14.8% over Q4 2005

•	Total revenue generating units (“RGUs”) of 2,591,000, a gain of 56,000 during the quarter
Full Year 2006 Financial Highlights
•	Revenues of $1,210.4 million, an increase of 10.2% over 2005

•	Adjusted OIBDA of $444.3 million, an increase of 9.3% compared to 2005

•	Operating income of $223.6 million, an increase of 21.1% over 2005

•	Net loss of $124.9 million, reflecting a $59.7 million non-cash tax charge, versus net loss for 2005 of $222.2 million, reflecting a $197.3 million non-cash tax charge

•	Capital expenditures of $210.2 million

•	Total RGUs of 2,591,000, a gain of 174,000 during the year

[1]	Adjusted OIBDA excludes non-cash, share-based compensation charges.

“We are extremely pleased with our performance in 2006,” said Rocco B. Commisso, Mediacom’s Chairman and CEO. “Mediacom exceeded its upwardly revised guidance for the year and delivered its strongest revenue and Adjusted OIBDA growth since 2002. These results were achieved despite the negative effects of our retransmission consent dispute with Sinclair Broadcasting Group in the fourth quarter. Strong RGU growth was second only to 2005, but unlike the prior year, we achieved it with positive year-over-year ARPU growth in every category.”
“Our network investments enabling new advanced broadband services continue to bear fruit. Revenues of our newer products, Mediacom Online and Mediacom Phone, grew by 34% year-over-year and represented 23% of our fourth quarter revenues. We are excited about the future of these services, as Mediacom Phone will be marketed to nearly 90% of our estimated homes passed by year-end 2007, and continuous enhancements to our data offerings help keep us in a leadership position. As we gain more market traction with the triple play offering, it should only further drive customer growth,” concluded Mr. Commisso.
Three Months Ended December 31, 2006 Compared to Three Months Ended December 31, 2005
For the fourth quarter of 2006, revenues were $313.1 million, an increase of 11.7% over $280.3 million in the comparable 2005 period. Total average monthly revenue per basic subscriber was $75.24, an increase of 14.8% over $65.52 in the comparable 2005 period.
•	Video revenues increased 4.1%, as a result of rate increases applied on the Company’s basic video subscribers and higher service fees from advanced video products and services, including DVRs and HDTV, offset by a decrease in basic subscribers. For the fourth quarter, basic subscriber losses amounted to 14,000, which includes the negative impact of our retransmission dispute with Sinclair Broadcasting Group, as compared to a loss of 6,000 in the prior year quarter. Digital customers rose by 14,000 during the fourth quarter of 2006, as compared to a gain of 17,000 in the same period last year. Average monthly video revenue per basic subscriber increased 7.0% from the fourth quarter of 2005 to $53.15.

•	Data revenues rose 20.8% due to a 20.9% year-over-year increase in data customers, as average monthly data revenue per data customer was essentially flat in the fourth quarter of 2006 compared to the same period a year ago. Data customers grew by 34,000 during the fourth quarter of 2006, as compared to a gain of 25,000 in the same period last year.

•	Telephone revenues were $9.5 million for the fourth quarter of 2006. Phone customers grew by 22,000 during the fourth quarter of 2006, as compared to a gain of 20,000 in the same period last year. As of December 31, 2006, Mediacom Phone was marketed to 2.3 million homes, and the Company expects to market the product to nearly 90% of its estimated homes passed by the end of 2007.

•	Advertising revenues increased 33.0%, largely as a result of stronger political advertising and local advertising sales. Political advertising, which was negligible in the 2005 period, contributed approximately 66% of overall advertising revenue growth in the fourth quarter of 2006.
Operating costs grew 12.8%, primarily due to increases in: programming unit costs; costs associated with the growth of the Company’s phone and data customers; marketing activities; bad debt expense; property taxes and franchise fees; costs associated with the growth of the Company’s advertising sales business; and telecommunications charges in the Company’s customer call centers.

As a result, Adjusted OIBDA rose 9.7%. Operating income increased 29.0%, principally due to growth in Adjusted OIBDA and, to a lesser extent, lower depreciation and amortization expense compared to the fourth quarter of 2005.
Net loss for the three months ended December 31, 2006 was $3.6 million, compared to a net loss of $212.7 million for the three months ended December 31, 2005. The decrease in net loss was driven primarily by a $197.4 million non-cash tax charge in the prior year period.
Liquidity and Capital Resources
The Company has included the Condensed Statements of Cash Flows for the twelve months ended December 31, 2006 and 2005 in Table 4 to provide more detail regarding liquidity and capital resources.
Significant sources of cash for the twelve months ended December 31, 2006 were:
•	Generation of net cash flows from operating activities of approximately $176.9 million;

•	Net borrowings of $357.4 million under the Company’s revolving credit and term loan facilities; and

•	Issuance of $300.0 million of 8.5% Senior Notes due 2015.
Significant uses of cash for the twelve months ended December 31, 2006 were:
•	Capital expenditures of approximately $210.2 million;

•	Redemption of $400.0 million of 11% Senior Notes due 2013;

•	Repayment of $172.5 million of 5.25% convertible Senior Notes due July 1, 2006; and

•	Repurchases of approximately 5.8 million shares of common stock for $34.4 million.
Free cash flow, as defined by the Company below, was positive $6.5 million for the year ended December 31, 2006, as compared to negative $30.2 million in the prior year period.
Financing Activities
In May 2006, the Company refinanced a $495.0 million term loan with a new term loan in the amount of $800.0 million. The new term loan consists of two tranches: (i) a $550.0 million term loan which was funded in May 2006; and (ii) a $250.0 million delayed-draw term loan (the “Delayed-Draw Term Loan”). Borrowings under the new term loan bear interest at a rate that is 0.25% less than the interest rate of the term loan that it replaced. The new term loan matures in January 2015, whereas the term loan it replaced had a maturity of February 2014.
In May 2006, the Company refinanced a $543.1 million term loan with a new term loan in the amount of $650.0 million. Borrowings under the new term loan bear interest at a rate that is 0.5% less than the interest rate of the term loan that it replaced. The new term loan matures in January 2015, whereas the term loan it replaced had a maturity of February 2013.
In June 2006, borrowings under the Delayed-Draw Term Loan were used to repay $172.5 million of 5.25% convertible senior notes due July 2006, plus accrued and unpaid interest.

In July 2006, the Company redeemed $400.0 million of 11% Senior Notes due 2013 with available funds from its subsidiary credit facilities.
In October 2006, the Company issued $300.0 million of 8.5% Senior Notes due 2015 and used the proceeds to reduce amounts outstanding under the revolving credit portion of its subsidiary credit facilities.
In June and August 2006, in order to replace expiring interest rate exchange agreements, the Company entered into interest rate exchange agreements with counterparties to fix the interest rate on $800.0 million of its variable rate debt.
During the year ended December 31, 2006, the Company repurchased 5.82 million shares for an aggregate cost of $34.4 million. There were no repurchases of common stock during the third and fourth quarters of 2006. As of December 31, 2006, approximately $39.0 million remains available under the Company’s stock repurchase program.
Financial Position
At December 31, 2006, the Company had total debt outstanding of $3,144.6 million, an increase of $84.9 million since December 31, 2005. As of the same date, the Company had unused credit facilities of $839.8 million, of which $729.0 million could be borrowed and used for general corporate purposes based on the terms and conditions of the Company’s debt arrangements. As of the date of this press release, 69.7% of the Company’s total debt is at fixed interest rates or subject to interest rate protection.
2007 Guidance
The Company today announced its financial guidance for 2007, as follows:
•	Revenue growth of between 8% and 9%

•	Adjusted OIBDA growth of between 7% and 8%

•	Capital expenditures of approximately $215 million

Use of Non-GAAP Financial Measures
“Adjusted OIBDA” and “Free Cash Flow” are not financial measures calculated in accordance with generally accepted accounting principles (GAAP) in the United States. The Company defines Adjusted OIBDA as operating income before depreciation and amortization and non-cash, share-based compensation charges, and defines Free Cash Flow as Adjusted OIBDA less interest expense, net, cash taxes and capital expenditures.
Adjusted OIBDA is one of the primary measures used by management to evaluate the Company’s performance and to forecast future results. The Company believes Adjusted OIBDA is useful for investors because it enables them to assess the Company’s performance in a manner similar to the methods used by management, and provides a measure that can be used to analyze, value and compare the companies in the cable television industry, which may have different depreciation and amortization policies, as well as different non-cash, share-based compensation programs. A limitation of Adjusted OIBDA, however, is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. Management utilizes a separate process to budget, measure and evaluate capital expenditures. In addition, Adjusted OIBDA has the limitation of not reflecting the effect of the Company’s non-cash, share-based compensation charges.
Free Cash Flow is used by management to evaluate the Company’s ability to service its debt and to fund continued growth with internally generated funds. The Company believes Free Cash Flow is useful for investors because it enables them to assess the Company’s ability to service its debt and to fund continued growth with internally generated funds in a manner similar to the method used by management, and provide measures that can be used to analyze, value and compare companies in the cable television industry. The Company’s definition of Free Cash Flow eliminates the impact of quarterly working capital fluctuations, most notably from the timing of semi-annual cash interest payments on the Company’s senior notes.
Adjusted OIBDA and Free Cash Flow should not be regarded as alternatives to either operating income, net income or net loss as indicators of operating performance or to the statement of cash flows as measures of liquidity, nor should they be considered in isolation or as substitutes for financial measures prepared in accordance with GAAP. The Company believes that operating income is the most directly comparable GAAP financial measure to Adjusted OIBDA, and that net cash flows provided by operating activities is the most directly comparable GAAP financial measure to Free Cash Flow. Reconciliations of historical presentations of Adjusted OIBDA and Free Cash Flow to their most directly comparable GAAP financial measures are provided in Table 6.
The Company is unable to reconcile these Non-GAAP measures to their most directly comparable GAAP measures on a forward-looking basis primarily because it is impractical to project the timing of certain items, such as the initiation of depreciation relative to network construction projects, or changes in working capital.
Company Description
Mediacom Communications is the nation’s 8th largest cable television company and one of the leading cable operators focused on serving the smaller cities and towns in the United States. Mediacom Communications offers a wide array of broadband products and services, including traditional video services, digital television, video-on-demand, digital video recorders, high-definition television, high-speed Internet access and phone service. More information about Mediacom Communications can be accessed on the Internet at: www.mediacomcc.com.

Forward Looking Statements
Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify those forward-looking statements by words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of those words and other comparable words. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those the Company anticipates. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to: competition in the Company’s video, high-speed Internet access and phone businesses; the Company’s ability to achieve anticipated customer and revenue growth and to successfully introduce new products and services; increasing programming costs; changes in laws and regulations; the Company’s ability to generate sufficient cash flow to meet its debt service obligations and to access capital to maintain financial flexibility; and the other risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2005 and the other reports and documents the Company files from time to time with the Securities and Exchange Commission. Statements included in this press release are based upon information known to the Company as of the date of this press release, and the Company assumes no obligation to (and expressly disclaims any such obligation to) publicly update or alter its forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

Tables:	Contact:
(1) Actual Results — Three-Month Periods	Investor Relations
(2) Actual Results — Twelve-Month Periods	Matt Derdeyn
(3) Condensed Consolidated Balance Sheets	Group Vice President,
(4) Condensed Statements of Cash Flows	Corporate Finance and Treasurer
(5) Capital Expenditure Data	(845) 695-2612
(6) Reconciliation Data — Historical	Media Relations
(7) Calculation — Free Cash Flow	Thomas Larsen
(8) Summary Operating Statistics	Vice President,
Legal Affairs
(845) 695-2754

TABLE 1
Actual Results — Three Month Periods
Consolidated Statements of Operations
(All amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended
	December 31,		Percent
	2006	2005	Change
Video	$221,137	$212,471	4.1%
Data	62,994	52,136	20.8
Phone	9,454	1,032	NM
Advertising	19,489	14,648	33.0

Total revenues	$313,074	$280,287	11.7%

Service costs	$127,790	$112,759	13.3%
SG&A expenses	68,097	60,751	12.1
Corporate expenses	6,197	5,610	10.5

Total operating costs	$202,084	$179,120	12.8%

Adjusted OIBDA	$110,990	$101,167	9.7%

Non-cash, share-based compensation charges	1,437	420	NM
Depreciation and amortization	54,445	58,037	(6.2)

Operating income	$55,108	$42,710	29.0%

Interest expense, net	$(57,539)	$(54,480)	5.6%
(Loss) gain on derivatives, net	(1,270)	1,042	NM
Other expense	(2,223)	(4,553)	(51.2)

Loss before benefit from (provision for) income taxes	(5,924)	(15,281)	NM
Benefit from (provision for) income taxes	2,311	(197,386)	NM

Net loss	$(3,613)	$(212,667)	NM

Basic and diluted weighted average shares outstanding	109,798	116,580
Basic and diluted loss per share	$(0.03)	$(1.82)

Adjusted OIBDA margin (a)	35.5%	36.1%
Operating income margin (b)	17.6%	15.2%

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

(a)	Represents Adjusted OIBDA as a percentage of revenues.

(b)	Represents operating income as a percentage of revenue.

TABLE 2
Actual Results — Twelve Month Periods
Consolidated Statements of Operations
(All amounts in thousands, except per share data)
(Unaudited)

	Twelve Months Ended
	December 31,		Percent
	2006	2005	Change
Video	$882,878	$849,760	3.9%
Data	236,598	194,835	21.4
Phone	26,592	1,109	NM
Advertising	64,332	53,118	21.1

Total revenues	$1,210,400	$1,098,822	10.2%

Service costs	$492,363	$438,433	12.3%
SG&A expenses	251,625	232,514	8.2
Corporate expenses	22,157	21,265	4.2

Total operating costs	$766,145	$692,212	10.7%

Adjusted OIBDA	$444,255	$406,610	9.3%

Non-cash, share-based compensation charges	4,717	1,357	NM
Depreciation and amortization	215,918	220,567	(2.1)

Operating income	$223,620	$184,686	21.1%

Interest expense, net	$(227,206)	$(208,264)	9.1%
Loss on early extinguishment of debt	(35,831)	(4,742)	NM
(Loss) gain on derivatives, net	(15,798)	12,555	NM
Gain on sale of assets and investments, net	—	2,628	NM
Other expense, net	(9,973)	(11,829)	(15.7)

Loss before provision for income taxes	(65,188)	(24,966)	NM
Provision for income taxes	(59,734)	(197,262)	NM

Net loss	$(124,922)	$(222,228)	NM

Basic and diluted weighted average shares outstanding	110,971	117,194
Basic and diluted loss per share	$(1.13)	$(1.90)

Adjusted OIBDA margin (a)	36.7%	37.0%
Operating income margin (b)	18.5%	16.8%

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

(a)	Represents Adjusted OIBDA as a percentage of revenues.

(b)	Represents operating income as a percentage of revenue.

TABLE 3
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	December 31,	December 31,
	2006	2005
ASSETS
Cash and cash equivalents	$36,385	$17,281
Subscriber accounts receivable, net	75,722	63,845
Deferred tax assets	2,467	2,782
Prepaid expenses and other assets	17,248	23,046

Total current assets	$131,822	$106,954

Property, plant and equipment, net	1,451,134	1,453,588
Intangible assets, net	2,037,107	2,039,176
Other assets, net	32,287	49,780

Total assets	$3,652,350	$3,649,498

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$275,611	$270,137
Deferred revenue	46,293	41,073
Current portion of long-term debt	75,563	222,770

Total current liabilities	$397,467	$533,980

Long-term debt, less current portion	3,069,036	2,836,881
Deferred tax liabilities	259,300	200,090
Other non-current liabilities	21,361	19,440
Total stockholders’ (deficit) equity	(94,814)	59,107

Total liabilities and stockholders’ equity	$3,652,350	$3,649,498

TABLE 4
Condensed Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Twelve Months Ended
	December 31,
	2006	2005
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net cash flows provided by operating activities	$176,905	$179,095

CASH FLOWS USED IN INVESTING ACTIVITIES:
Capital expenditures	(210,235)	(228,216)
Proceeds from sale of assets and investments	—	4,616

Net cash flows used in investing activities	$(210,235)	$(223,600)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
New borrowings	2,181,000	849,750
Repayment of debt	(1,823,552)	(799,731)
Redemption of senior notes	(572,500)	(202,834)
Issuance of senior notes	300,000	200,000
Repurchase of common stock	(34,386)	(14,490)
Other financing activities — book overdrafts	3,916	16,107
Proceeds from issuance of common stock in employee stock purchase plan	909	954
Financing costs	(2,953)	(11,845)

Net cash flows provided by financing activities	$52,434	$37,911

Net decrease in cash and cash equivalents	$19,104	$(6,594)
CASH AND CASH EQUIVALENTS, beginning of period	$17,281	$23,875

CASH AND CASH EQUIVALENTS, end of period	$36,385	$17,281

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest, net of amounts capitalized	$247,507	$205,411

TABLE 5
Capital Expenditure Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	December 31,
	2006	2005
Customer premise equipment	$27,152	$27,823
Scalable infrastructure	4,379	4,352
Line extensions	5,372	4,248
Upgrade/Rebuild	10,674	9,920
Support capital	6,006	2,643

Total	$53,583	$48,986

	Twelve Months Ended
	December 31,
	2006	2005
Customer premise equipment	$106,917	$124,440
Scalable infrastructure	25,476	26,101
Line extensions	15,986	18,952
Upgrade/Rebuild	40,193	41,756
Support capital	21,663	16,967

Total	$210,235	$228,216

TABLE 6
Reconciliation Data — Historical
Reconciliation of Adjusted OIBDA to Operating Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	December 31,
	2006	2005
Adjusted OIBDA	$110,990	$101,167
Non-cash, share-based compensation charges	(1,437)	(420)
Depreciation and amortization	(54,445)	(58,037)

Operating income	$55,108	$42,710

	Twelve Months Ended
	December 31,
	2006	2005
Adjusted OIBDA	$444,255	$406,610
Non-cash, share-based compensation charges	(4,717)	(1,357)
Depreciation and amortization	(215,918)	(220,567)

Operating income	$223,620	$184,686

Note: Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

TABLE 6
Reconciliation Data — Historical
(Continued)
Reconciliation of Free Cash Flow to Net Cash Flows
Provided by Operating Activities
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	December 31,
	2006	2005
Free cash flow	$(197)	$(2,381)
Capital expenditures	53,583	48,986
Other expenses	(1,759)	(347)
Non-cash, share-based compensation charges	(1,437)	(420)
Change in assets and liabilities, net	30,908	12,106

Net cash flows provided by operating activities	$81,098	$57,944

	Twelve Months Ended
	December 31,
	2006	2005
Free cash flow	$6,582	$(30,186)
Capital expenditures	210,235	228,216
Other expenses	(26,127)	(1,523)
Non-cash, share-based compensation charges	(4,717)	(1,357)
Change in assets and liabilities, net	(9,068)	(16,055)

Net cash flows provided by operating activities	$176,905	$179,095

Note: Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

TABLE 7
Calculation – Free Cash Flow
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	December 31,
	2006	2005
Adjusted OIBDA	$110,990	$101,167
Cash taxes	(65)	(82)
Capital expenditures	(53,583)	(48,986)
Interest expense, net	(57,539)	(54,480)

Free cash flow	$(197)	$(2,381)

	Twelve Months Ended
	December 31,
	2006	2005
Adjusted OIBDA	$444,255	$406,610
Cash taxes	(232)	(316)
Capital expenditures	(210,235)	(228,216)
Interest expense, net	(227,206)	(208,264)

Free cash flow	$6,582	$(30,186)

Note: Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

TABLE 8
Summary Operating Statistics
(Unaudited)

	Actual	Actual	Actual
	December 31,	September 30,	December 31,
	2006	2006	2005
Estimated homes passed	2,829,000	2,817,000	2,807,000

Total revenue generating units (RGUs)(a)	2,591,000	2,535,000	2,417,000
Quarterly net RGU additions	56,000	57,000	56,000
RGU penetration(b)	91.6%	90.0%	86.1%
Average monthly revenue per RGU(c)	$40.72	$40.64	$39.11

Customer relationships(d)	1,445,000	1,454,000	1,475,000

Video
Basic subscribers	1,380,000	1,394,000	1,423,000
Quarterly net basic subscriber losses	(14,000)	(6,000)	(6,000)
Basic penetration(e)	48.8%	49.5%	50.7%
Digital customers	528,000	514,000	494,000
Quarterly net digital customer additions	14,000	18,000	17,000
Digital penetration(f)	38.3%	36.9%	34.7%
Average monthly video revenue per basic subscriber(g)	$53.15	$52.89	$49.67

Data
Data customers	578,000	544,000	478,000
Quarterly net data customer additions	34,000	28,000	25,000
Data penetration(h)	20.4%	19.3%	17.0%
Average monthly data revenue per data customer(i)	$37.43	$38.17	$37.33

Phone
Estimated marketable phone homes(j)	2,300,000	1,850,000	1,450,000
Phone customers	105,000	83,000	22,000
Quarterly net phone customers additions	22,000	17,000	20,000
Phone penetration(k)	4.6%	4.5%	1.5%

Average total monthly revenue per basic subscriber(l)	$75.24	$72.91	$65.52

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

(a)	Represents the total of basic subscribers, digital customers, data customers and phone customers at the end of each period.

(b)	Represents RGUs as a percentage of estimated homes passed.

(c)	Represents average monthly revenues for the last three months of the period divided by average RGUs for such period.

(d)	The total number of customers that receive at least one level of service, encompassing video, data and phone, without regard to which service(s) customers purchase.

(e)	Represents basic subscribers as a percentage of estimated homes passed.

(f)	Represents digital customers as a percentage of basic subscribers.

(g)	Represents average monthly video revenues for the last three months of the period divided by average basic subscribers for such period.

(h)	Represents data customers as a percentage of estimated homes passed.

(i)	Represents average monthly data revenues for the last three months of the period divided by average data customers for such period.

(j)	Represents the estimated number of homes to which the Company is currently marketing phone service.

(k)	Represents phone customers as a percentage of estimated marketable phone homes.

(l)	Represents average monthly revenues for the last three months of the period divided by average basic subscribers for such period.